                                                 File No. 33-
                                                          -------

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         H&R BLOCK, INC.
     (Exact name of registrant as specified in its charter)

     MISSOURI                                     44-0607856
(State of Incorporation)                      (I.R.S. Employer
                                           Identification No.)

                         4410 Main Street
                    Kansas City, Missouri 64111
               (Address of Principal Executive Offices)

               SPRY, INC. 1995 STOCK OPTION PLAN
                       (Full Title of Plan)

                    James H. Ingraham, Secretary
                         H&R Block, Inc.
                         4410 Main Street
                    Kansas City, Missouri 64111
                         816-753-6900
      (Name, address, and telephone number of agent for service)

                    CALCULATION OF REGISTRATION FEE

                                 Proposed        Proposed
Title of                         maximum         maximum
securities      Amount           offering        aggregate     Amount of
to be           to be            price           offering      registration
registered      registered<F1>   per share<F2>   price<F2>     fee<F2>

Delayed         25,152           $ 9.54          $239,950.08   $ 82.74
Convertible     26,676           $19.08          $508,978.08   $175.51
Preferred       ______                           __________    _______
Stock, without
par value

TOTAL           51,828                           $748,928.16   $258.25
                ======                           ===========   =======

<F1> Plus such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Spry, Inc. 1995 Stock
Option Plan.

<F2> Calculated in accordance with the provisions of Rule 457 (h)(1)
pertaining to employee stock option plans using the price at which the options may be exercised.

Approximate date of proposed commencement of sales pursuant to the Plan:
Upon exercise of stock options after the effective date of this Registration Statement.

                       PART II

   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The documents listed below are incorporated by reference into this Registration Statement and all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Act"), prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     (a) The registrant's Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Act which contains, either directly or by incorporation by reference, audited financial statements for the registrant's fiscal year ended April 30, 1995; and

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.


Item 4.   DESCRIPTION OF SECURITIES.

          The Spry, Inc. 1995 Stock Option Plan (the "Plan") provides that the aggregate number of shares of the common stock of Spry, Inc. ("Spry") that could be delivered upon the exercise of all options granted thereunder shall not exceed 184,821 as such common stock was constituted on the effective date of the Plan. Effective April 4, 1995, a subsidiary of the registrant acquired the outstanding capital stock of Spry through a merger (the "Merger"). As a result of the Merger, outstanding options to purchase Spry common stock were converted on April 4, 1995, to options to purchase 51,828 shares of the registrant's Delayed Convertible Preferred Stock. The 51,828 shares of the registrant's Delayed Convertible Preferred Stock represent the total amount of securities to be offered pursuant to the Plan.

     Pursuant to Article Three of the Amended and Restated Articles of Incorporation of the registrant, the Board of Directors of the registrant on March 8, 1995, authorized the issuance of a series of Preferred Stock to consist of 500,000 shares and to be designated as "Delayed Convertible Preferred Stock," and fixed the powers, designation, preferences and relative, participating, optional and other rights of the Delayed Convertible Preferred Stock, and the qualifications, limitations and restrictions thereof.

     The Delayed Convertible Preferred Stock is Preferred Stock, without par value and each share of Delayed Convertible Preferred Stock ranks equally in all respects. The holders of Delayed Convertible Preferred Stock have no voting power whatsoever and no holder of Delayed Convertible Preferred Stock shall vote on or otherwise participate in any proceedings in which actions shall be taken by the registrant or the shareholders thereof or be entitled to notification of any meeting of the Board of Directors of the registrant or its shareholders.

     The holders of Delayed Convertible Preferred Stock shall not be entitled to receive any dividends payable in cash, property or securities. No holder of shares of Delayed Convertible Preferred Stock is entitled, as a matter of right, to purchase or subscribe for any shares of stock of the registrant of any class, whether now or hereafter authorized, or whether issued for cash, property, or services, or as a dividend or otherwise, or to purchase or subscribe for any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the corporation of any class, or carrying or evidencing any right to purchase any such shares.

     Any shares of Delayed Convertible Preferred Stock issued by the registrant may not be transferred, assigned, pledged, or hypothecated in any way by the holders of such shares, except upon death by will or the laws of descent and distribution, PROVIDED, HOWEVER, that the registrant has the right to repurchase any such shares in the event the holder thereof is a party to a Stock Purchase Agreement executed in accordance with the Merger and such holder ceases to be employed by the registrant for certain reasons (not including death, disability or termination by the registrant without cause) prior to April 5, 1998, as provided in such Stock Purchase Agreement. The right to repurchase does not apply to shares of Delayed Convertible Preferred Stock purchased pursuant to the exercise of stock options granted under the Plan. There is no established public trading market for the Delayed Convertible Preferred Stock.

     Effective April 5, 1998, the holders of shares of the Delayed Convertible Preferred Stock have the right to convert each such share into four fully paid and nonassessable shares of Common Stock, without par value, of the registrant ("Common Stock"), subject to adjustment as described below (the "Conversion Ratio"). In order to exercise the conversion right, the holder of the shares of Delayed Convertible Preferred Stock must surrender the certificate or certificates representing such shares for conversion to an agent designated by the registrant (the "Agent"), and give written notice to the Agent that the holder elects to convert a specified portion or all of such shares of Delayed Convertible Preferred Stock. The certificate or certificates so surrendered must be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Agent duly executed by, the record holder or duly authorized attorney. Any certificate for Common Stock issuable upon conversion of Delayed Convertible Preferred Stock, together with any certificate for Delayed Convertible Preferred Stock representing the number of unconverted shares, if any, shall be issued in the same name as the record holder of the certificate for Delayed Convertible Preferred Stock tendered for conversion. The conversion shall be deemed to have been effected on the date on which the Agent shall have received the certificate or certificates representing the shares of Delayed Convertible Preferred Stock surrendered for conversion, accompanied by the aforementioned notice.

     The registrant shall not be required to issue fractional shares of Delayed Convertible Preferred Stock or of Common Stock or scrip upon conversion of shares of Delayed Convertible Preferred Stock. If certificates representing more than one share of Delayed Convertible Preferred Stock are surrendered for conversion at one time by the same holder, the number of all shares issuable by the registrant upon conversion thereof shall be computed on the basis of the aggregate number of shares of Delayed Convertible Preferred Stock surrendered for conversion.

     If the registrant (i) declares a dividend in shares of its Common Stock, or makes a distribution on its Common Shares in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or
(iv) makes any other change affecting the Common Stock as a class without receipt of consideration, the Conversion Ratio shall be adjusted to the extent necessary to prevent dilution or enlargement of the conversion rights granted to holders of the Delayed Convertible Preferred Stock.

     If the registrant shall merge or consolidate with another corporation or entity and the registrant is not the surviving entity thereof, the Delayed Convertible Preferred Stock will become convertible into the type and number of shares of the surviving entity or property (including cash) in the same manner as the Common Stock of the registrant, but otherwise subject to the same terms and conditions described above.

     All shares of Common Stock that may be issued upon conversion of the Delayed Convertible Preferred Stock will, upon the issuance thereof, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

     In the event of any dissolution, liquidation or winding-up of the registrant, whether voluntary or involuntary, the holders of all of the shares of Delayed Convertible Preferred Stock then outstanding shall be entitled to share ratably with the holders of all of the shares of Common Stock then outstanding in the assets of the registrant remaining after any distribution or payments are made to the holders of any class or series of stock of the registrant with preference over the Common Stock. The consolidation or merger of the registrant into or with any other corporation, the sale or transfer by the registrant of all or any part of its assets, or the reduction of the capital stock of the registrant shall not be deemed to be a liquidation, dissolution or winding-up of the registrant within the meaning of the preceding sentence.

     The registrant's Shareholder Rights Plan, Articles of Incorporation and Bylaws contain provisions that could have the effect of delaying, deferring or preventing a change of control of the registrant.

     The registrant has a Shareholder Rights Plan intended to deter coercive or unfair takeover tactics and to prevent a potential acquiror from gaining control of the registrant without offering a fair price to all of the registrant's stockholders. Under the Shareholder Rights Plan, adopted in 1988 and amended in 1990, 1991 and 1995, one Right has attached to each share of Common Stock. Each Right becomes exercisable when a person or group acquires beneficial ownership of 10% or more of the outstanding Common Stock without the prior written approval of the Board of Directors (an "Unapproved Acquisition"), and 10 business days following the commencement of a tender offer not approved by the Board. At such time, the Rights held by the acquiror become void and the remaining holders of Rights have the rights hereafter described. When exercisable, the holder of each Right may purchase from the registrant 1/200 of a share of a class of Participating Preferred Stock at an exercise price of $60.00, subject to adjustment. At such time, the holder of each Right also has the right to purchase for the exercise price a number of shares of the registrant's Common Stock having a market price equal to twice the exercise price. If an Unapproved Acquisition takes place and the registrant is involved in a merger, or 50% or more of the registrant's assets or earning power are sold, the holder of each Right has the right to purchase for the exercise price a number of shares of the common stock of the surviving or purchasing company having a market value equal to twice the exercise price.

     After an Unapproved Acquisition, but before the acquiring person or group acquires 50% or more of the outstanding shares, the Board of Directors may exchange all or part of the then outstanding and exercisable Rights for Common Stock at an exchange ratio of one share of Common Stock per Right. The registrant may redeem the Rights at a price of $.005 per Right at any time prior to an Unapproved Acquisition. The Rights expire on July 25, 1998, unless extended by the Board of Directors.

     The registrant's Articles of Incorporation also contain provisions designed to apply in the event of takeover attempts. Certain business transactions between the registrant and a person or entity owning more than 15% of the registrant's outstanding voting stock (including mergers, consolidations, and sales or exchanges of more than 20% of the assets of the registrant) require approval of the holders of 80% of the registrant's outstanding voting stock, except when the business transaction receives the approval of 2/3 of the directors. The Articles authorize the issuance of up to 6,000,000 shares of Preferred Stock (including the Delayed Convertible Preferred Stock and the Participating Preferred Stock) on such terms as may be determined by the Board. The Articles provide for a classified board of directors in order to extend the time necessary to elect a majority of the Board. Cumulative voting in the election of directors is not permitted. The entire Board may not be removed except by the affirmative vote of 80% of the stock of the registrant. Shareholders' meetings may be called only by the holders of at least 80% of the stock of the registrant, a majority of the Board of Directors, the Chairman of the Board or the President. The foregoing Article provisions may not be amended or repealed except upon the approval of 80% of the stock of the registrant, unless at least 80% of the members of the Board recommend such a change.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          No expert named in the Registration Statement or counsel for the registrant has, or is to receive in connection with the offering a substantial interest, direct or indirect, in the registrant or any of its subsidiaries. James H. Ingraham, who has rendered an opinion of counsel as to the legality of the securities being registered (Exhibit 5 hereto), is employed by a subsidiary of the registrant and is Assistant Vice President, Legal and Secretary of the registrant.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 351.355 of the General and Business Corporation Law of Missouri provides as follows:

          "351.355. 1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          "2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          "3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

          "4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to this action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

          "5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

          "6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          "7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either
     (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment hereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

          "8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          "9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including, but not limited to, banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

          "10. For the purpose of this section, references to 'the corporation' include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          "11. For purposes of this section, the term 'other enterprise' shall include employee benefit plans; the term 'fines' shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section."

          Section 23 of the registrant's current Bylaws contains provisions which are essentially the same as the provisions of the Missouri statute, except that only a person who is or was a director or officer of the registrant, or is or was serving at the registrant's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise may be indemnified. In addition, the Bylaws permit the registrant to enter into indemnification agreements with its directors and officers. The form of indemnification agreement approved by the registrant's shareholders and incorporated into the Bylaws provides that indemnity is mandatory in all cases unless it is determined by the court that the director's or officer's conduct was knowingly fraudulent, deliberately dishonest or that it constituted willful misconduct. In addition, no indemnification is provided if a court determines that such indemnification would not be lawful or if a judgment is rendered against the director or officer for an accounting of profits made as a result of the director's or officer's purchase and sale or sale and purchase of the registrant's securities pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto. The indemnification agreement also requires the registrant to purchase and maintain a policy or policies of directors and officers liability insurance providing, in all respects, coverage at least comparable to that maintained by the registrant at the date of the agreement except that the registrant is not required to maintain such insurance if the registrant notifies the director or officer in writing within five business days after the making of the decision to not renew or replace the insurance policy or policies or any portion of the coverage provided by such policy or policies. The registrant's Bylaws are filed as Exhibit 3(b) to the registrant's annual report on Form 10-K for the fiscal year ended April 30, 1995, and Section 23 of such Bylaws is incorporated by reference herein.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          No restricted securities are to be reoffered or resold pursuant to this Registration Statement and, therefore, no exemption from registration is claimed.

Item 8.   EXHIBITS.

          The exhibits filed as part of the Registration Statement are as follows:

4(a) Restated Articles of Incorporation of H&R Block, Inc., as amended, filed as Exhibit 4(a) to the registrant's quarterly report on Form 10-Q for the quarter ended October 31, 1991, are incorporated by reference.

4(b) Bylaws of H&R Block, Inc., as amended, filed as Exhibit 3(b) to the registrant's annual report on Form 10-K for the fiscal year ended April 30, 1995, are incorporated by reference.

4(c) Conformed copy of Rights Agreement dated as of July 14, 1988, between
     H&R Block, Inc., and Centerre Trust Company of St. Louis, filed as
     Exhibit 4(c) to the registrant's Registration Statement on Form S-8 (File No. 33-67170), is incorporated by reference.

4(e) Copy of Amendment to Rights Agreement dated as of May 9, 1990, between H&R Block, Inc., and Boatmen's Trust Company, filed as
     Exhibit 4(b) to the registrant's annual report on Form 10-K for the fiscal year ended April 30, 1995, is incorporated by reference.

4(f) Copy of Second Amendment to Rights Agreement dated September 11,
     1991, between H&R Block, Inc., and Boatmen's Trust Company, filed as
     Exhibit 4(c) to the registrant's annual report on Form 10-K for the fiscal year ended April 30, 1995, is incorporated by reference.

4(g) Copy of Third Amendment to Rights Agreement dated May 10, 1995, between H&R Block, Inc. and Boatmen's Trust Company, filed as Exhibit 4(d) to the registrant's annual report on Form 10-K for the fiscal year ended April 30, 1995, is incorporated by reference.

4(h) Form of Certificate of Designation, Preferences and Rights of
     Participating Preferred Stock of H&R Block, Inc., filed as Exhibit 4(e) to the registrant's annual report on Form 10-K for the fiscal year ended April 30, 1995, is incorporated by reference.

4(i) Form of Certificate of Designation, Preferences and Rights of Delayed
     Convertible Preferred Stock of H&R Block, Inc., filed as Exhibit 4(f) to the registrant's annual report on Form 10-K for the fiscal year ended April 30, 1995, is incorporated by reference.

5 Opinion of counsel as to the legality of the securities being registered and the consent of such counsel.

23 The consent of Deloitte & Touche LLP, Certified Public Accountants (the consent of counsel is contained in the opinion filed as Exhibit 5 hereto).

99   Spry, Inc. 1995 Stock Option Plan.

Item 9.   UNDERTAKINGS.

          (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) The undersigned registrant hereby undertakes to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

          (5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES


     THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, and the State of Missouri, on this 31st day of October, 1995.
                            ----         -------

                                        H & R BLOCK, INC.
                                    ----------------------------



                                  By/s/ Richard H. Brown
                                    ----------------------------
                                    Richard H. Brown, President
                                    and Chief Executive Officer





                          POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Brown and Henry W. Bloch, or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                 Date

/s/ Richard H. Brown      President, Chief        10-31-95
----------------------    Executive Offi-         --------
Richard H. Brown          cer and Direc-
                          tor (principal
                          executive officer)

/s/ G. Kenneth Baum       Director                10-23-95
----------------------                            --------
G. Kenneth Baum


/s/ Henry W. Bloch        Director                10-30-95
----------------------                            --------
Henry W. Bloch


/s/ Robert E. Davis       Director                10-23-95
----------------------                            --------
Robert E. Davis


/s/ Donna R. Ecton        Director                10-23-95
----------------------                            --------
Donna R. Ecton


/s/ Henry F. Frigon       Director                10-25-95
----------------------                            --------
Henry F. Frigon


/s/ Roger W. Hale         Director                10-23-95
----------------------                            --------
Roger W. Hale


/s/ Marvin L. Rich        Director                10-23-95
----------------------                            --------
Marvin L. Rich


/s/ Frank L. Salizzoni    Director                10-25-95
----------------------                            --------
Frank L. Salizzoni


/s/ Morton I. Sosland     Director                10-28-95
----------------------                            --------
Morton I. Sosland


/s/ Ozzie Wenich          Vice President,         10-31-95
----------------------    Finance and             --------
Ozzie Wenich              Treasurer (prin-
                          cipal financial
                          and accounting
                          officer)